Exhibit 99.5

THE FALK CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED TECHNOLOGIES CORPORATION)

CONDENSED COMBINED BALANCE SHEET

(Dollar amounts in thousands)	March 31, 2005
(Unaudited)
Assets
Cash	$7,008
Accounts receivables, net of allowances	40,910
Inventories	35,249
Prepaid expenses	667
Deferred income taxes	5,306
Total current assets	89,140

Investments	2,954
Receivables due after one year	115
Fixed assets, net	74,758
Goodwill	120,716
Prepaid pension and other	88,171
Total assets	$375,854

Liabilities and UTC investment
Affiliate notes and payables	$140,761
Accounts payable	15,245
Accrued liabilities	12,380
Taxes currently payable	8,915
Total current liabilities	177,301

Deferred income taxes	40,037
Other long-term liabilities	17,041
Total liabilities	234,379

UTC investment	141,475
Total liabilities and UTC investment	$375,854

See notes to the condensed combined financial statements.

THE FALK CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED TECHNOLOGIES CORPORATION)

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended
(Dollar amounts in thousands)	March 31, 2005	March 31, 2004

Net sales	$54,974	$44,035

Cost of goods sold	44,548	39,765
Gross profit	10,426	4,270

Engineering, research and development	974	927
Selling	5,662	5,253
General and administrative	1,704	1,434
Allocated UTC costs	1,094	877
Operating profit (loss)	992	(4,221)

Other income (expense)
Affiliate interest expense	(1,012)	(1,021)
Other income, net	416	67
Income (loss) before income taxes	396	(5,175)
Income tax provision (benefit)	173	(1,878)
Net income (loss)	$223	$(3,297)

See notes to the condensed combined financial statements.

THE FALK CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED TECHNOLOGIES CORPORATION)

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
(Dollar amounts in thousands)	March 31, 2005	March 31, 2004

Cash flows from operating activities
Net income (loss)	$223	$(3,297)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation	2,642	2,852
Loss (gain) on fixed asset sales	1	(1)
Equity in earnings of investees	(206)	(31)
Deferred income taxes	(501)	(2,006)
Affiliate interest expense	1,012	1,021
Changes in operating assets and liabilities:
Accounts receivable	(2,390)	(1,112)
Inventories	(1,484)	(3,511)
Prepaid expenses	(123)	(64)
Accounts payable	(245)	2,945
Accrued liabilities	1,477	2,818
Other, net	1,522	4,254
Net cash flows provided by operating activities	1,928	3,868

Cash flows from investing activities
Purchases of fixed assets	(2,918)	(827)
Net cash flows used for investing activities	(2,918)	(827)

Cash flows from financing activities
Affiliate activity	2,595	(1,519)
UTC investment activity	841	906
Net cash flows provided by financing activities	3,436	(613)

Effect of foreign exchange changes	374	527
Net increase in cash and cash equivalents	2,820	2,955
Cash and cash equivalents at beginning of period	4,188	2,213
Cash and cash equivalents at end of period	$7,008	$5,168

See notes to the condensed combined financial statements.

THE FALK CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED TECHNOLOGIES CORPORATION)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

1.                            Basis of Presentation and Significant Accounting Policies

The Falk Corporation and its affiliates are wholly-owned businesses of United Technologies Corporation (“UTC”).  The accompanying unaudited condensed combined financial statements were prepared to show the historical operating results of the entities comprising UTC’s Falk Business, which includes The Falk Corporation and certain affiliates which are subsidiaries of other UTC operating units (collectively referred to as “The Falk Corporation”, “Falk” or the “Company”).

The unaudited condensed combined financial statements of Falk included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, the condensed combined financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the interim periods. It is suggested that these condensed combined financial statements be read in conjunction with the audited combined financial statements of the Company including the notes thereto for the year ended December 31, 2004 included elsewhere in this Form 8-K/A.  The Company’s financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Company in the future or indicative of the results that would have been reported if the Company had operated as an unaffiliated enterprise.

Business activities

Falk is a manufacturer of industrial mechanical power transmission solutions.  The Company designs and manufactures standard and custom gear drives, couplings and backstops and provides service and aftermarket support for its customers.

2.                            Related Party Transactions

UTC provides centralized treasury functions and financing, including substantially all domestic investing and borrowing activities, on behalf of the Company.  As part of this practice, surplus cash is remitted to UTC and UTC advances cash, as necessary, to the Company.  No interest is charged or paid on the net UTC investment amount.  Interest is charged or credited on notes receivable and notes payable due from or due to affiliates.  Interest expense of $1,012 and $1,021 represent charges from UTC affiliates during the quarters ended March 31, 2005 and 2004, respectively.  The interest expense is a non-cash transaction.

3.                            Restructuring and related costs

Restructuring and other similar costs charged to operations are summarized as follows:

	Quarter Ended	Quarter Ended
(Dollar amounts in thousands)	March 31, 2005	March 31, 2004

Plant closure, consolidation and related costs
Asset write-offs	$—	$1,962
Facility exit costs	335	73
	335	2,035
Severance and other termination related costs
Severance	—	2,890
Curtailment	—	102
	—	2,992
Other restructuring and similar costs
Net facility preparation	308	87
	$643	$5,114

Provisions for restructuring and other actions are included in cost of goods sold in the statement of operations.  Generally, costs relating to severance, termination related costs, facility exit costs and new facility preparation costs are cash charges.  Fixed asset provisions are non-cash charges.

4.                            Inventories

(Dollar amounts in thousands)	March 31, 2005

Raw materials	$6,237
Work in-process	18,572
Finished goods	20,470
LIFO reserve	(8,646)
Other reserves	(1,384)
$35,249

5.                            Accrued Liabilities

(Dollar amounts in thousands)	March 31, 2005

Vacation	$3,660
Worker’s compensation	1,410
Payroll	1,063
Restructuring	1,050
Property and sales tax	289
Warranty	1,346
Customer advances	2,840
Other	722
$12,380

6.                            Other Long-Term Liabilities

(Dollar amounts in thousands)	March 31, 2005

Pension	$10,631
Postemployment benefits	4,528
Environmental	1,882
$17,041

7.                            Taxes on Income

The provision/benefit for income taxes for the fiscal quarters ended March 31, 2005 and 2004 are based on an estimated effective income tax rate for the respective full fiscal years. The estimated annual effective income tax rate is determined excluding the effect of significant unusual items or items that are reported net of their related tax effects.  The tax effect of significant unusual items is reflected in the period in which they occur.

8.                            Employee Benefit Plans

Employee pension benefits

UTC and its subsidiaries sponsor both funded and unfunded domestic and foreign defined benefit pension plans.  The Company participates with other UTC entities in certain UTC sponsored defined benefit pension plans covering substantially all of the Company’s U.S. employees.  Net periodic pension benefit cost for the Company’s participation in the UTC U.S. plans, foreign defined benefit plans and other costs for pension plans allocated by UTC and recognized within the Company’s condensed combined statements of operations approximated $1,278 and $658 for the quarters ended March 31, 2005 and 2004, respectively.  For purposes of the condensed combined financial statements, the Company accounts for its participation in UTC pension plans as if its employees participated in multi-employer plans.

Employee healthcare and insurance benefits

UTC and its subsidiaries also sponsor a number of postretirement benefit plans that provide health and life benefits to eligible retirees.  Net periodic postretirement benefit cost allocated by UTC and recognized within the Company’s condensed combined statements of operations approximated $804 and $776 for the quarters ended March 31, 2005 and 2004, respectively.  For purposes of the condensed combined financial statements, the Company accounts for its participation in UTC postretirement benefit plans as if its employees participated in multi-employer plans.

9.                            Other Income, net

Other income includes the following:

	Quarter Ended	Quarter Ended
(Dollar amounts in thousands)	March 31, 2005	March 31, 2004

Interest income	$14	$11
Royalty income	70	26
Foreign exchange gain (loss)	101	(80)
Equity in earnings of investees	206	31
Other	25	79
	$416	$67

10.                     Product Warranty

The Company provides its customers with product quality assurances considered by management to be standard in the industry.  The Company accrues for these costs when such obligations are probable and the amounts can be reasonably estimated.  The change in accruals for warranties for the quarters ended March 31, 2005 and 2004 are as follows:

	Quarter Ended	Quarter Ended
(Dollar amounts in thousands)	March 31, 2005	March 31, 2004

Balance as of January 1	$1,381	$1,349
Settlements made	(81)	(222)
Adjustments to provision	46	90
Balance as of March 31	$1,346	$1,217

11.                     Subsequent Events

On May 16, 2005, UTC sold the Company to Rexnord Corporation for approximately $295,000, subject to certain adjustments.  The financial statements do not give effect to this transaction.  Rexnord Corporation management is in the process of integrating Rexnord and Falk and developing long-term plans for the combined business, which potentially could impact the carrying value of certain Falk assets in the future.  Management has not yet finalized such plans.